UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 8, 2015

TRI Pointe Homes, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-35796	27-3201111
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19540 Jamboree Road, Suite 300, Irvine, California	92612
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (949) 438-1400

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The annual meeting of stockholders of TRI Pointe Homes, Inc. (the “Company”) was held on May 8, 2015 (“Annual Meeting”). A total of 126,914,541 shares of the Company’s common stock were present or represented by proxy at the Annual Meeting, representing more than 78% of the Company’s shares outstanding as of the March 13, 2015 record date. The matters submitted for a vote and the related results are set forth below.

Proposal No. 1 – Election of nine nominees to serve as directors:
	Votes For	Votes Withheld	Broker Non-Votes
Douglas F. Bauer	117,984,961	485,963	8,443,617
Lawrence B. Burrows	113,640,561	4,830,363	8,443,617
Daniel S. Fulton	110,060,135	8,410,789	8,443,617
Kristen F. Gannon	117,998,677	472,247	8,443,617
Steven J. Gilbert	114,941,900	3,529,024	8,443,617
Christopher D. Graham	114,962,038	3,508,846	8,443,657
Constance B. Moore	117,998,130	472,794	8,443,617
Thomas B. Rogers	117,990,311	480,613	8,443,617
Barry S. Sternlicht	75,965,077	42,505,847	8,443,617

	Votes For	Votes Against	Votes Abstained
Proposal No. 2 – Ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm.	126,679,480	54,854	180,207

Based on the foregoing votes, all nine nominees were elected and Proposal No. 2 was approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 11, 2015

TRI Pointe Homes, Inc.

By	/s/ Bradley W. Blank
Bradley W. Blank, VP, General Counsel and Secretary

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